UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2011

JOSHUA GOLD RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53809	27-0531073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Bronte Road, Suite 121 Oakville, Ontario, Canada	L6L 3B7

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (705) 864-1095

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of

    Principal Officers

 Election of Director

On October 28, 2011, a majority of the shareholders of Joshua Gold Resources Inc. (the “Company”), by written consent, elected Michelle Stanford to serve on the Company’s Board of Directors as Chairman of the Audit Committee, together with the Company’s existing directors, Benjamin Ward, Benedetto Fuschino and Cam Cheriton, until her successor is duly elected and qualified.

Mrs. Stanford has over 18 years of business experience working for companies such as the Boston Consulting Group as Senior Project Leader and Principal Elect, IMS Health as Vice President Americas – Sales and Marketing, and A.T. Kearney & Co. as Senior Project Manager and Principal Elect.  Mrs. Stanford holds a Bachelor of Science from the University of Western Ontario, a Master of Divinity from Trinity College University of Toronto and a Master of Business Administration, with Distinction and Academic Fellowship from the Ivey School of Business-University of Western Ontario.

Mrs. Stanford was selected to serve on the Company’s Board of Directors as Chairman of the Audit Committee based on her outstanding educational background, business experience, financial acumen and understanding of compliance related issues and audit processes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Joshua Gold Resources Inc.
(Registrant)

Date: October 31, 2011	By:	/S/ Benjamin Ward
Benjamin Ward President, CEO, CFO and Director

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